                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                     BYRON PREISS MULTIMEDIA COMPANY, INC.

                                      AND

                               ANDREW K. GARDNER





                        -------------------------------

                                 MARCH 21, 1997

                        -------------------------------

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

            Definitions....................................................-1-

                                  ARTICLE II

                Purchase and Sale of the Shares; Consideration

            2.1  Purchase and Sale of the Shares...........................-5-
            2.2  Consideration.............................................-5-
            2.3  Restrictions on Disposition...............................-5-

                                  ARTICLE III

                Representations and Warranties of the Purchaser

            3.1  Organization; Standing and Power..........................-6-
            3.2  Authorization; Enforceability.............................-6-
            3.3  No Violation or Conflict..................................-6-
            3.4  Consents of Governmental Authorities and Others...........-7-
            3.5  Litigation................................................-7-
            3.6  Brokers...................................................-7-
            3.7  Compliance................................................-7-
            3.8  Charter, Bylaws and Corporate Records.....................-7-
            3.9  Capitalization............................................-8-
            3.10  Licenses.................................................-8-
            3.11  Employment Policies......................................-8-
            3.12  Labor Relations..........................................-8-
            3.13  Disclosure...............................................-8-
            3.14  Rights, Warrants, Options................................-9-
            3.15  Financial Statements.....................................-9-
            3.16  Absence of Undisclosed Liabilities.......................-9-
            3.17  Proprietary Rights.......................................-9-
            3.18  Major Customers and Suppliers; Supplies.................-10-
            3.19  Related Parties.........................................-11-
            3.20  Material Agreements.....................................-11-

                                                                          Page

                                  ARTICLE IV

                 Representations and Warranties of the Seller

            4.1  Organization.............................................-12-
            4.2  Authorization; Enforceability............................-12-
            4.3  No Violation or Conflict.................................-12-
            4.4  Consents of Governmental Authorities and Others..........-13-
            4.5  Conduct of Business......................................-13-
            4.6  Litigation...............................................-14-
            4.7  Brokers..................................................-14-
            4.8  Compliance...............................................-14-
            4.9  Charter, Bylaws and Corporate Records....................-14-
            4.10  Subsidiaries and Investments............................-14-
            4.11  Capitalization..........................................-14-
            4.12  Rights, Warrants, Options...............................-15-
            4.13  Financial Statements....................................-15-
            4.14  Absence of Undisclosed Liabilities......................-15-
            4.15  Title to Shares.........................................-15-
            4.16  Title to and Condition of Personal Property.............-16-
            4.17  Real Property...........................................-16-
            4.18  Insurance...............................................-17-
            4.19  Licenses................................................-17-
            4.20  Proprietary Rights......................................-17-
            4.21  Major Customers and Suppliers; Supplies.................-20-
            4.22  Related Parties.........................................-20-
            4.23  List of Accounts........................................-21-
            4.24  Personnel...............................................-21-
            4.25  Labor Relations.........................................-21-
            4.26  Employment Agreements and Employee Benefit Plans........-22-
            4.27  Tax Matters.............................................-23-
            4.28  Material Agreements.....................................-23-
            4.29  Guaranties..............................................-24-
            4.30  Products................................................-24-
            4.31  Environmental Matters...................................-24-
            4.32  Insolvency..............................................-25-
                     .....................................................-25-
            4.33  Investment Representations..............................-25-







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                                                                          Page

                                   ARTICLE V

                             Additional Agreements

            5.1  Survival of Representations and Warranties; Effect of
                     Representations and Warranties.......................-26-
            5.2  Investigation............................................-26-
            5.3  Indemnification..........................................-26-
            5.4  General Release..........................................-29-

                                  ARTICLE VI

                   Closing; Deliveries; Conditions Precedent

            6.1  Closing..................................................-30-
            6.2  Best Efforts.............................................-32-

                                  ARTICLE VII

                                   Covenants

            7.1  Non-Competition..........................................-32-
            7.2  Preparation of Company Tax Returns Through Date of
                     Closing..............................................-34-

                                 ARTICLE VIII

                                 Miscellaneous

            8.1  Notices..................................................-34-
            8.2  Entire Agreement.........................................-35-
            8.3  Binding Effect...........................................-35-
            8.4  Knowledge of the Parties.................................-35-
            8.5  Assignment...............................................-35-
            8.6  Waiver and Amendment.....................................-35-
            8.7  No Third Party Beneficiary...............................-35-
            8.8  Severability.............................................-36-
            8.9  Expenses.................................................-36-
            8.10  Headings................................................-36-
            8.11  Counterparts............................................-36-





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                                                                          Page
            8.12  Time of the Essence.....................................-36-
            8.13  Injunctive Relief.......................................-36-
            8.14  Remedies Cumulative.....................................-36-
            8.15  Governing Law...........................................-36-
            8.16  Participation of Parties................................-37-
            8.17  Further Assurances......................................-37-
            8.18  Publicity; Public Company...............................-37-
            8.19  Terms in Context........................................-37-
            8.20  Arbitration.............................................-37-

                           STOCK PURCHASE AGREEMENT



            This Stock Purchase Agreement ("Agreement") is dated as of March 21, 1997, by and between ANDREW K. GARDNER (the "Seller") and BYRON PREISS MULTIMEDIA COMPANY, INC., a New York corporation (the "Purchaser").

                             W I T N E S S E T H:

            WHEREAS, Dolphin Inc., a New Jersey corporation (the "Company"), is engaged principally in the business of producing educational, computer-based training, tutorial and testing programs and software; and

            WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of the Company (the "Shares");

            WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, all of the Shares on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

            "Affiliate" shall have the meaning specified in Rule 144 under the Securities Act.

            "Agreement" shall mean this Stock Purchase Agreement together with all exhibits and schedules referred to herein.

            "Arbitration" shall have the meaning set forth in Section 8.20.

            "Association" shall have the meaning set forth in Section 8.20.

            "Cash Consideration" shall have the meaning set forth in Section 2.2, which Cash Consideration constitutes a portion of the Consideration for the Shares.

            "Closing" shall have the meaning set forth in Section 6.1.

            "Closing Date" shall mean the date that the Closing takes place.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commercial Rules" shall have the meaning set forth in Section 8.20.

            "Commission" shall mean the Securities and Exchange Commission.

            "Common Stock" shall mean the common stock of the Company, without par value.

            "Company Intellectual  Property" shall have the meaning set forth in
Section 4.20.

            "Company Plans" shall have the meaning set forth in Section 4.26(b).

            "Consideration" shall have the meaning set forth in Section 2.2.

            "Convertible Note" shall mean that certain Convertible Promissory Note of even date herewith from the Purchaser to the Seller, which Convertible Note represents a portion of the Consideration for the Shares.

            "Employment Agreements" shall have the meaning set forth in Section 4.26(a).

            "Environmental  Laws"  shall have the  meaning  set forth in Section
4.31.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agreement" means that certain Escrow Agreement of even date herewith among the Seller, the Purchaser, the Company, Sides and the Escrow Agent.

            "Escrow Agent" shall mean the person acting as the escrow agent under the Escrow Agreement.

            "Financial Statements" shall mean the balance sheet of the Company as of December 31, 1995, and the related statements of income, cash flow and retained earnings, for the year ended December 31, 1995, including any related notes, audited by Leone, and the unaudited balance sheet of the Company as of December 31, 1996, and the related unaudited statements of income, cash flow and retained earnings for the year ended December 31, 1996.

            "Gardner   Employment   Agreement"  means  that  certain  Employment
Agreement of even date herewith between the Seller and the Company, accepted and agreed to as to Paragraph 10 thereof by the Purchaser.

            "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

            "Hazardous Substances" shall have the meaning set forth in Section 4.31.

            "Indemnified Party" shall have the meaning set forth in Section 5.3(c).

            "Indemnifying Party" shall have the meaning set forth in Section 5.3(c).

            "Intellectual Property" shall have the meaning set forth in Section 4.20.

            "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or
(iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

            "Leased Property" shall have the meaning set forth in Section 4.17.

            "Lease" shall have the meaning set forth in Section 4.17.

            "Leone" means James F. Leone & Co.

            "Licensed Intellectual Property" shall have the meaning set forth in
Section 4.20.


            "Licenses" shall have the meaning set forth in Section 4.19.

            "Litigation" shall have the meaning set forth in Section 3.5.

            "Material Agreements" shall have the meaning set forth in Section 4.28.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

            "Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith between the Purchaser and the Seller, which Pledge Agreement secures the Purchaser's obligations to the Seller under the Convertible Note.

            "Product" shall have the meaning set forth in Section 4.30.

            "Purchaser Common Stock" shall mean the Common Stock of the Purchaser, par value $.001 per share.

            "Purchaser Financial Statements" shall have the meaning set forth in
Section 3.15.

            "Purchaser Intellectual Property" shall have the meaning set forth in Section 3.17

            "Purchaser Shares" shall have the meaning set forth in Section 2.2, which Purchaser Shares constitute a portion of the Consideration for the Shares.

            "Registration Rights Agreement" shall mean that certain Registration Rights Agreement of even date herewith between the Purchaser and the Seller.

            "Related Party" shall have the meaning set forth in Section 4.22.

            "SEC Documents" shall mean the following documents filed with the Commission, but not the exhibits annexed thereto and made a part thereof: (i) Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 1995,
(ii) the Purchaser's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the Purchaser's Proxy Statement in connection with the 1996 Annual Meeting of Shareholders; (iv)

the Registration Statement on Form SB-2 filed with the Commission on or about May 10, 1996; and (v) the Form 8-K filed with the Commission on or about February 19, 1997.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Sides" means C. David Sides III.

            "Sides Employment Agreement" means that certain Employment Agreement of even date herewith between Sides and the Company.

            "Subsidiary" of any Person shall mean any Person, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

            "Term" shall have the meaning ascribed to such term in the Gardner Employment Agreement.

            "Work  Made for Hire"  shall have the  meaning  set forth in Section
4.20.

                                  ARTICLE II

                PURCHASE AND SALE OF THE SHARES; CONSIDERATION

            2.1 Purchase and Sale of the Shares. At the Closing, the Seller shall sell, and the Purchaser shall purchase, all of the Shares for the Consideration set forth in Section 2.2 hereof.

            2.2 Consideration. The aggregate consideration to be paid at the Closing (collectively, the "Consideration") shall consist of (a) Five Hundred Eighty Thousand Dollars ($580,000.00), consisting of Five Hundred Thousand Dollars ($500,000.00) payable by wire transfer to an account designated by Seller and Eighty Thousand Dollars ($80,000.00) to be deposited into an interest-bearing escrow pursuant to the Escrow Agreement (collectively, the "Cash Consideration"); (b) the Convertible Note, in the original principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), which Convertible Note is secured by a pledge of the Shares pursuant to the Pledge Agreement; and (c) Three Hundred Ninety-Five Thousand, Nine Hundred Forty-Seven (395,947) shares of unregistered Purchaser Common Stock (the "Purchaser Shares"). The value of the Consideration shall be determined after Closing by agreement of the parties or by an independent valuation company mutually agreed upon by the Company and the Purchaser. The Purchaser and Seller

shall each pay one-half of all transfer taxes, stamp taxes, or sales taxes, if any, arising out of the purchase of the Shares. The Purchaser Shares shall possess the registration rights set forth in the Registration Rights Agreement. In addition, Purchaser shall deposit into escrow under the Escrow Agreement an additional 4,053 shares of unregistered Purchaser Common Stock, and Twenty Thousand Dollars ($20,000) in cash, as set forth in the Escrow Agreement, which Purchaser Common Stock and cash shall be released from escrow as set forth in the Escrow Agreement.

            2.3 Restrictions on Disposition. Before any disposition is made by the Seller of any of the Purchaser Shares or of any portion of the Convertible Note, the Seller shall give written notice to the Purchaser describing briefly the manner and timing of any such proposed disposition. If required by the Purchaser, no such disposition shall be made unless and until (a) the Seller has furnished to the Purchaser an opinion of his counsel that no registration, post-effective amendment, or notification under the Securities Act is required with respect to such disposition, and the Purchaser shall have advised the Seller that such counsel and such opinion are satisfactory to it (and the Purchaser agrees that it will not unreasonably delay or withhold its consent to or approval of said opinion); (b) a post-effective amendment or other registration or notification has been filed by the Purchaser and has become effective; or (c) the Seller has obtained a "no-action letter" regarding the proposed disposition from the staff of the Commission and has delivered a copy thereof to the Purchaser, which no-action letter must be satisfactory to the Purchaser (and the Purchaser agrees that it will not unreasonably delay or withhold its consent to or approval of said no-action letter).


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties to the Seller:

            3.1 Organization; Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser.

The Purchaser has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Purchaser has the requisite power and authority to own or lease and operate its properties and conduct its business as presently conducted.

            3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Purchaser and the other documents to which Purchaser is a signatory thereto entered into pursuant to or in connection with the transactions contemplated by this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, including without limitation the issuance and delivery of the Purchaser Shares and the Convertible Note have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement, the Convertible Note, the Pledge Agreement, the Registration Rights Agreement, the Escrow Agreement and all other documents executed by the Purchaser in connection with this Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except to the extent that enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

            3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority (the violation of which would interfere in any material respect with Purchaser's ability to consummate the transactions contemplated hereby) applicable to the Purchaser, or any provision of the Purchaser's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 3.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any material lien, charge or encumbrance upon any material property or assets of the Purchaser pursuant to, any material instrument or agreement to which the Purchaser is a party or by which the Purchaser or its properties may be bound or affected in any material respects, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing (each of which instruments or agreements is specifically identified in Schedule 3.3 hereto).

            3.4 Consents of Governmental Authorities and Others. Except as set forth on Schedule 3.4, no consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Purchaser in connection with the execution, delivery or performance of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except where the failure to obtain such would not have a material adverse effect on the business financial condition, results of operations or properties of Purchaser.

            3.5 Litigation. Except as set forth on Schedule 3.5, or in the SEC Documents, there are no material actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of the Purchaser, threatened before any court or by or before any governmental or regulatory authority or arbitrator.

            3.6 Brokers. The Purchaser has not employed any financial advisor, broker or finder in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

            3.7 Compliance. The Purchaser is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings and orders applicable to it including, without limitation, those relating to: (a) the development, manufacture, packaging, distribution and marketing of its products; (b) employment, safety and health; (c) ERISA and tax matters; and (d) Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on the business, except where the failure to comply would not have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser. The Purchaser is not subject to any judicial, governmental or administrative order, judgment or decree.

            3.8 Charter, Bylaws and Corporate Records. True and complete copies of: (a) the Certificate of Incorporation of the Purchaser, as amended and in effect on the date hereof, and (b) the Bylaws of the Purchaser, as amended and in effect on the date hereof, have been previously delivered to the Seller.

            3.9 Capitalization. The authorized capital stock of the Purchaser consists of: (a) 30,000,000 shares of Common Stock, $.001 par value, of which 4,261,875 shares are issued and outstanding as of the date hereof; and (b) 5,000,000 shares of Preferred Stock, of which there are no shares issued and outstanding. All shares of the Purchaser's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Purchaser from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Purchaser.


            3.10 Licenses. The Purchaser holds all material Licenses, domestic or foreign, which are required or utilized in the operation of the business of the Purchaser. The Purchaser is in substantial compliance with, and has conducted its business so as to substantially comply with, the terms of its respective Licenses, except where the failure to comply would not have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser. No action or proceeding looking to or contemplating the revocation or suspension of any such Licenses is pending or, to the knowledge of the Purchaser, threatened.

            3.11 Employment Policies. Schedule 3.11 contains a list of all of the Purchaser's material written employee policies, employee manuals or other material written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been made available to Seller.

            3.12 Labor Relations. The Purchaser is not a party to, otherwise bound by or overtly threatened with any labor or collective bargaining agreement. Without limiting the generality of Section 3.12, except as identified on Schedule 3.12: (a) no unfair labor practice complaints have been filed against the Purchaser with any governmental or regulatory agency, of which the Purchaser has received written notice; (b) the Purchaser has not received any written notice or communication reflecting an intention or threat to file any such complaint; (c) no Person has made or, to the best of Purchaser's knowledge, threatened any claim, against the Purchaser under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices; and (d) no claim is pending or, to the best of Purchaser's knowledge, threatened against the Purchaser in connection with the United States Wage and Hour Law, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar law.

            3.13 Disclosure. The Purchaser's filings and submissions with the Commission comply in all material respects with all applicable securities laws and no statement, report, or certificate filed with the Commission contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. Except as disclosed to the public in press releases, in the SEC Documents since December 31, 1995, or the Purchaser Financial Statements, or except as set forth on
Schedule 3.13, the Purchaser has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any material adverse change on the business, financial condition, results of operations or properties of Purchaser.


            3.14 Rights, Warrants, Options. Except as set forth on Schedule 3.14, or disclosed in the SEC Documents, the Purchaser does not have outstanding any: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Purchaser; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Purchaser; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Purchaser of any capital stock or other equity interests of the Purchaser, any such securities or instruments convertible into or exercisable for capital stock or other equity interests of the Purchaser or any such options, warrants or rights.

            3.15 Financial Statements. The financial statements of the Purchaser contained in its filings with the Commission during 1996 and the audited 1996 year-end financial statements of the Purchaser previously delivered to the Seller (collectively, the "Purchaser Financial Statements"): (a) have been prepared in accordance with the books of account and records of the Purchaser; (b) fairly present in all material respects the Purchaser's financial condition and the results of its operations at the dates and for the periods specified therein; and (c) have been prepared in accordance with GAAP, consistently applied with prior periods.

            3.16 Absence of Undisclosed Liabilities. Except as disclosed in the Purchaser Financial Statements, the SEC Documents or Schedule 3.16, to the best of the Purchaser's knowledge, the Purchaser does not have any material direct or contingent liabilities, commitments or obligations (other than nonmaterial liabilities, commitments or obligations incurred since the date of the Purchaser Financial Statements solely in the ordinary course of business consistent with past practices to Persons who are not Affiliates of the Purchaser) or any unrealized or anticipated losses from any commitments of the Purchaser.

            3.17  Proprietary Rights.

                 (a) To the best of Purchaser's knowledge, and except as set forth on Schedule 3.17 there have been no claims made against the Purchaser asserting the invalidity, abuse, misuse, or unenforceability of any of the Purchaser's logo types, tools, libraries, utilities, routines, programs, software, copyrights, trademarks and tradenames, owned by the Purchaser (collectively, the "Purchaser Intellectual Property"), which if sustained would have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser. To Purchaser's knowledge, there are no reasonable grounds for any such claims. Except as set forth on Schedule 3.17, the Purchaser has not (i) made any claim of any violation or infringement by others of its rights in the Purchaser Intellectual Property, and to the Purchaser's knowledge, no reasonable grounds for such claims exist, or (ii) received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Purchaser Intellectual Property. Neither the use of the Purchaser Intellectual Property, the operation of the Purchaser's business, the manufacture of its products, nor any formula, method, process, part or material employed by the Purchaser in connection therewith is, to the best of the Purchaser's knowledge, infringing (nor has it infringed) upon any rights of others which infringement would have a adverse effect material effect on the business, financial condition, results of operations or properties of the Purchaser. The consummation of the transactions contemplated hereby will not alter or impair in any material respects any of the Purchaser Intellectual Property. No material interests or rights of the Purchaser to any Purchaser Intellectual Property have been assigned, transferred, licensed or sublicensed by the Purchaser to third parties outside of the ordinary course of business except as disclosed in the SEC Documents or in Schedule 3.17.

                 (b) To the best of the Purchaser's knowledge, the Purchaser has all necessary software, copyrights and other rights to publish its existing titles, subject to the terms of the licenses granted to the Purchaser with respect to all material titles (none of which licenses, to the best of Purchaser's knowledge, contains unusual or uncommon terms that have resulted in a material adverse effect in the business, financial condition, results of operations or properties of the Purchaser). To the best of the Purchaser's knowledge, the Purchaser owns, has the right to use, sell, license all material Purchaser Intellectual Property required for or incident to the development, manufacture, operation and sale of all material products and services in the manner currently expected to be sold by the Purchaser, free and clear of any material rights, liens or claims of others subject to the terms of the licenses granted to the Purchaser with respect to such Purchaser Intellectual Property. The Purchaser has taken reasonably prudent measures to protect confidential Purchaser Intellectual Property; all persons engaged or employed by the Purchaser in a capacity having substantial access to or substantial knowledge of the Purchaser Intellectual Property of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation of the Purchaser's business have entered into appropriate non-disclosure agreements with the Purchaser. The Purchaser currently possesses all material licenses and sublicenses (collectively, the "Licensed Property") required to operate the business of the Purchaser and is not in default under any said Licensed Property, and said Licensed Property together with the Purchaser Intellectual Property includes substantially all material rights necessary for the Purchaser to be entitled to conduct its business as presently being conducted except where the failure to have such rights would not have a material adverse effect on the business, operations or properties of the Purchaser.

                 (c) No material payments, including maintenance fees, filings or registrations are required to be made so as to maintain the Purchaser Intellectual Property or the Licensed Property in full force and effect, except those payments made in the ordinary course of Purchaser's business pursuant to agreements which are in full force and effect.

            3.18 Major Customers and Suppliers; Supplies. Except as indicated on Schedule 3.18, and in the SEC Documents to the Purchaser's knowledge, (i) no facts, circumstances or conditions exist which create a reasonable basis for believing that the Purchaser will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured, and (ii) since December 31, 1995 there has not been any material adverse change in the relations of the

Purchaser or any controversies with its material customers, suppliers, contractors, licensors and lessors; and the Purchaser has no knowledge that any of the Purchaser's major customers or suppliers has or is contemplating terminating its relationship with the Purchaser.

            3.19 Related Parties. Except as set forth on Schedule 3.19 or disclosed in the SEC Documents, no director or executive officer of the
Purchaser: (a) owns, directly or indirectly, any material interest in any person which is a material competitor, supplier or customer of the Purchaser; (b) owns, directly or indirectly, in whole or in part, any material property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Purchaser Intellectual Property) which is utilized in the operation of the business of the Purchaser; or (c) has an interest in or is, directly or indirectly, a party to any material contract, agreement, lease or arrangement pertaining or relating to the Purchaser, except for employment and registration rights agreements previously provided to the Seller or his representatives.

            3.20  Material Agreements.

                 (a) Except as disclosed on Schedule 3.20, the Purchaser is not a party to or bound by any agreement which materially restricts the Purchaser from engaging in any line of business or from competing with any other Person and has not to the best of Purchaser's knowledge breached any material warranties made with respect to products manufactured, packaged, distributed or sold by the Purchaser, except where such breach would not have a material adverse effect on the business, operations or properties of the Purchaser. The Purchaser has previously furnished to the Seller a true, complete and correct copy of the Form 8-K, together with exhibits thereto, filed with the Commission relating to the securities offerings of the Purchaser pursuant to Regulation S under the Securities Act and all materials in the Purchaser's possession or control concerning the investor(s) in such offering(s).

                 (b) The material agreements to which the Purchaser is a party are, to the best of Purchaser's knowledge each in full force and effect and are the valid and legally binding obligations of the Purchaser and, to the Purchaser's knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles.

Except as set forth on Schedule 3.20, the Purchaser has not received written notice of any default by the Purchaser under any such material agreement and to the Purchaser's knowledge no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Purchaser thereunder. Except as disclosed on Schedule 3.20, to the Purchaser's knowledge, none of the other parties to any such material agreement is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. The Purchaser has not received written notice of the pending or threatened cancellation, revocation or termination of any such agreement.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

            In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller makes the following representations and warranties to the Purchaser:

            4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations or properties of the Company. Each jurisdiction in which the Company is so qualified is listed on Schedule 4.1 hereto. The Company has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Company has the requisite power and authority to own or lease and operate its properties and conduct its business as presently conducted.

            4.2  Authorization;  Enforceability.  The Seller has the capacity to execute, deliver and perform this Agreement and the other documents to which Seller is a signatory thereto entered into pursuant to or in connection with the transactions contemplated by this Agreement. All documents executed and delivered by the Company pursuant to and in connection with the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement and all documents to be executed and delivered by the Seller and the Company pursuant to this Agreement have been and will be duly executed and delivered by the Seller and the Company and constitute the legal, valid and binding obligations of the Seller and the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

            4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby: (a) do not violate or conflict with any law or regulation (whether federal, state or local), writ, order or decree of any court or governmental or regulatory authority (the violation of which would interfere in any material respect with the Seller's ability to consummate the transactions contemplated hereby) applicable to the Company, or any provision of the Company's Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any material lien, charge or encumbrance upon any material property or assets of the Seller or the Company pursuant to any material instrument or agreement to which the Seller or the Company is a party or by which the Seller or the Company or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing (each of which instruments or agreements is specifically identified in Schedule 4.3 hereto).

            4.4 Consents of Governmental Authorities and Others. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Seller or the Company in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except where the failure to obtain such would not have a material adverse effect on the business, financial condition, results of operations or properties of the Company.

            4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto or as contemplated by this Agreement, since December 31, 1995, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any material adverse effect in the business, financial condition, results of operations or properties of the Company. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5 or as contemplated by this Agreement, since December 31, 1995, the Company has not: (a) amended its Certificate of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a material adverse effect on business, financial condition, results of operations or properties of the Company; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due; (f) made or committed to make any capital expenditures in excess of Five Thousand Dollars ($5,000.00); (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees, except pursuant to the Gardner Employment Agreement or the Sides Employment Agreement or as disclosed on Schedule 4.24, and has not modified any bonus, pension, profit-sharing or other material employee benefit plan in a manner that will materially increase the costs thereof; (i) entered into any Material Agreement not disclosed in the schedules to this Agreement, or terminated any existing Material Agreement (except through completion) or received notice of any such termination; (j) experienced any strike, work stoppage or slowdown; (k) received notice of any material adverse change in any material relationship with any financial institution or any customer or supplier required to be identified on Schedule 4.21, nor is it aware of any circumstances likely to lead to such a material change; or (l) experienced any other event or condition of any character (including any delay in the development of the Company's Products) which has had or is likely to have a material adverse effect on the business, financial condition, results of operations or properties of the Company.

            4.6 Litigation. Except as set forth on Schedule 4.6, there is no Litigation pending or to the knowledge of Seller threatened before any court or by or before any governmental or regulatory authority or arbitrator: (a) affecting the Company (as plaintiff or defendant) which could, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or properties of the Company; or (b) against the Seller or the Company relating to the Shares or the transactions contemplated by this Agreement. Schedule 4.6 sets forth a list of any Litigation commenced against the Company in the past five (5) years.

            4.7 Brokers. With the exception of National Capital Companies, LLC, neither the Seller nor the Company has employed any financial advisor, broker or finder, and neither of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. The Seller will be solely responsible for all fees of National Capital Companies, LLC incurred in connection with the transactions contemplated by this Agreement.


            4.8 Compliance. Except as set forth on Schedule 4.8, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings and orders applicable to it including, without limitation, those relating to: (a) the development, manufacture, packaging, distribution and marketing of the Products; and (b) employment, safety and health, where non-compliance would have a material adverse effect on the business, operations or properties of the Company. The Company is not subject to any judicial, governmental or administrative order, judgment or decree.

            4.9 Charter, Bylaws and Corporate Records. True and complete copies of: (a) the Certificate of Incorporation of the Company, as amended and in effect on the date hereof, (b) the Bylaws of the Company, as amended and in effect on the date hereof, and (c) the minute books of the Company have been previously delivered to the Purchaser. The Company's minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of its incorporation to the date hereof.

            4.10 Subsidiaries and Investments. Except for bank deposits and money market accounts, the Company has no Subsidiaries or Investments.

            4.11 Capitalization. The authorized capital stock of the Company consists of 18,000 shares of common stock, without par value, of which 100 shares are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. Except as set forth on Schedule 4.11 hereto, all taxes required to be paid in connection with the issuance and any transfers of the Company's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Company from the date of the Company's incorporation to the date hereof have been obtained or effected and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company.

            4.12  Rights,  Warrants,  Options.  There  are no  outstanding:  (a)

securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, any such securities or instruments convertible into or exercisable for capital stock or other equity interests of the Company or any such options, warrants or rights.

            4.13 Financial Statements. The Company has previously delivered to the Purchaser true and complete copies of its Financial Statements. The Financial Statements: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present in all material respects the Company's financial condition and results of operations at the dates and for the periods specified in the Financial Statements; and (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods.

            4.14 Absence of Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, (b) as disclosed in Schedule 4.14, or (c) pursuant to warranties contained in contracts entered into in the ordinary course of business, to the best of the Seller's knowledge, the Company does not have any material direct or contingent liabilities, commitments or obligations (other than nonmaterial liabilities, commitments or obligations incurred since the date of said Financial Statements solely in the ordinary course of business consistent with past practices to Persons who are not Affiliates of the Seller or the Company) or any material unrealized or anticipated losses from any commitments of the Company.

            4.15 Title to Shares. The Seller is the record and beneficial owner of the Shares and, except with respect to the Pledge Agreement, the Shares are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. Subject to the terms and conditions of this Agreement and the Pledge Agreement, at the Closing the Seller will transfer and convey, and the Purchaser will acquire, good and marketable title to the Shares, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever.

            4.16 Title to and Condition of Personal Property. The Company has good and marketable title to each material item of equipment and other personal property, tangible and intangible, included as an asset in the Financial Statements dated December 31, 1996 or acquired since such date (other than property subsequently utilized or disposed of in the ordinary course of business), free and clear of any material security interests, liens, claims, charges or encumbrances whatsoever, except as set forth in Schedule 4.16 hereto or as set forth in the Financial Statements dated December 31, 1996. Except as set forth in Schedule 4.16, all tangible personal property with a replacement value in excess of Four Thousand Dollars ($4,000.00) owned by the Company or used by the Company on the date hereof in the operation of its business is in good operating condition and in a good state of maintenance and repair. Except for the Lease, personal property leased to the Company and Intellectual Property licensed to the Company, there are no material assets owned by any third party which are used in the operation of the business of the Company, as presently conducted or proposed to be conducted. Notwithstanding the foregoing, it is expressly recognized that the artwork, home personal computer and printer and other personal property identified on Schedule 4.16 is owned by the Seller and not by the Company and that the Seller shall retain all rights in such property after the Closing.

            4.17 Real Property. The Company does not own any fee simple interest in real property or sublease any real property. The Company does not lease any real property other than as set forth on Schedule 4.17, which sets forth the street address of the sole parcel of real property leased by the Company (the "Leased Property"). The Company has previously delivered to the Purchaser a true and complete copy of the lease, as amended to date (the "Lease"), relating to the Leased Property. The Company enjoys a peaceful and undisturbed possession of the Leased Property. To the best knowledge of the Seller, no person other than the Company has any right to use or occupy part of the Leased Property. The Lease is in full force and effect and is a valid and legally binding obligation of the Company and, to the best of Seller's knowledge, the landlord thereto. All rent and other sums and charges payable under the Lease are current, no notice of default or termination under the Lease is outstanding, no termination event or condition or uncured default on the part of the Company or, to the best knowledge of the Seller, the landlord exists under the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition by the Seller. The Company has not experienced any material interruption in the services provided to the Leased Property within the past six
(6) months. To the best of the Seller's knowledge, the landlord under the Lease has no plans to make any material alteration to the Leased Property, the cost of which would be borne in any part by the Company except as otherwise set forth on
Schedule 4.17.

            All permits, licenses, franchises, approvals and authorizations of all governmental authorities having jurisdiction over the Leased Property required to have been issued to the Company to enable the Leased Property to be lawfully occupied and used for all of the purposes for which it is currently occupied are, as of the date hereof, in full force and effect.

            4.18 Insurance. Schedule 4.18 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. The Company has previously made available to the Purchaser a true and complete copy of all of such insurance policies, as amended to the date hereof. Such policies are sufficient for compliance by the Company with all requirements of law and all agreements to which the Company is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all terms and conditions of such policies, including premium payments. None of the Company's insurance carriers has indicated to the Company an intention to cancel any such policy. The Company has no claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

            4.19 Licenses. The Company holds all material governmental, franchises, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign (collectively, the "Licenses") which are required or utilized in the operation of the business of the Company. Schedule
4.19 lists all the Licenses. The Company is in substantial compliance with, and has conducted its business so as to substantially comply with, the terms of its respective Licenses, except where the failure to comply would not have a material adverse effect on the business, operations or properties of the Company. The Company has not engaged in any activity that would cause revocation or suspension of any such Licenses, except where the failure to comply would not have a material adverse effect on the business, operations or properties of the Company. No action or proceeding looking to or contemplating the revocation or suspension of any such Licenses is pending or, to the knowledge of the Seller, threatened.

            4.20  Proprietary Rights.

                 (a) The Company has not applied for or obtained any registrations for copyrights, patents, trade or service marks, trade names or logo types. For purposes of this Agreement, "Company Intellectual Property" shall mean all logo types, tools, libraries, utilities, routines and programs owned and in current use by the Company and, together with the Licensed Intellectual Property (as hereinafter defined), the ("Intellectual Property").
Schedule  4.20A  sets  forth all the  material  Company  Intellectual  Property.
Schedule 4.20B is a list of all programs developed within the past year by the Company for third parties, which programs the Company has either licensed to such third parties (the "Licensed Intellectual Property") and/or developed as work made for hire ("Work Made for Hire"). All Licensed Intellectual Property that includes tools, libraries, utilities or routines identified on Schedule 4.20A has been published under the Company's notice of copyright. Except as set forth on Schedule 4.20C: (a) the Company is the sole and exclusive owner of all right, title and interest in and to all the Company Intellectual Property and, to the best of the Seller's knowledge, in and to each material invention, software, trade secret, technology, product, composition, formula, method or process used by the Company, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the rights of others; (b) to the best of the Seller's knowledge,no royalties or fees (license or otherwise)

are payable by the Company to any Person by reason of
the ownership or use of any of the Intellectual Property; (c) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any Company Intellectual Property, and to the best of the Seller's knowledge, there are no reasonable grounds for any claims against the Intellectual Property; (d) the Company has not made any claim of any violation or infringement by others of its rights in Company Intellectual Property, and to the best of the Seller's knowledge, no reasonable grounds for such claims exist;
(e) the Company has not received any written notice or, to the knowledge of Seller, has received another type of overt notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property and neither the use of the Company Intellectual Property by the Company, the operation of its business, the manufacture of its products, nor any formula, method, process, part or material employed by the Company in connection therewith, is infringing or has infringed upon any rights of others;
(f) the Intellectual Property includes all rights necessary for the Company to be legally entitled to conduct its business as presently being conducted; (g) the consummation of the transactions contemplated hereby will not alter or impair in any material respects any of the Intellectual Property; and (h) no interests or rights of the Company to any Company Intellectual Property have been assigned, transferred, licensed or sublicensed by the Company to third parties outside the ordinary course of business.

                 (b) The Company has all necessary software, copyrights and other rights to publish its current existing titles, subject to the term of the licenses granted to the Company with respect to such titles. Schedule 4.20D hereto sets forth a true, complete and correct list of all titles of third parties used by the Company (published, unpublished and in process) and primary licensors. Except as disclosed on Schedule 4.20D hereto, during 1996, no third party developed in excess of 15% of any title developed by the Company, excepting development work performed internally by the customer of the Company that commissioned the title.

                 (c) Except as set forth on Schedule 4.20E hereto:

                        (i) subject to and/or with the exception of royalty obligations and any other contractual restrictions specifically described in Section 4.20 (including the Schedules thereto), the Company owns, has the right to use, sell, license, and, to the best of Seller's knowledge, prepare derivative works for, or dispose of all the Company Intellectual Property required for or incident to the development, manufacture, operation and sale of all products and services in the manner currently expected to be sold by the Company, free and clear of any rights, liens or claims of others;

                        (ii) the Company owns or has the current right to use all software and/or programs of others as well as other Intellectual Property required for the conduct of its business;

                        (iii) the  execution,  delivery and  performance of this
                        Agreement and the consummation of the agreements contemplated herein will not breach, violate or conflict with any instrument or agreement governing any material Intellectual Property right or in any way exclude the right of the Company to use, sell, license or dispose of or bring any action for the infringement of, any Company Intellectual Property right;

                        (iv) the manufacture, marketing, modification, license, sale or use of the Intellectual Property used by the Company in connection with the conduct or operation of the Company's business does not violate any license or agreement with any third party or infringe any license or agreement with any third party or infringe any proprietary right or interest of any other party, except where such violation would not adverse effect on the business, operations or properties of the Company; and there are no pending or, to the Seller's knowledge, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property that is required in connection with the conduct or operation of the Company's business, nor has the Company received any written notice to the knowledge of Seller has received asserting that any Company Intellectual Property right, or the proposed use, sale, license or disposition thereof by it conflicts or will conflict with the rights of any other party;

                        (v) the Company has taken reasonably prudent measures to protect confidential Intellectual Property of the Company, and all persons engaged or employed by the Company in any capacity having access to or knowledge of Company Intellectual Property of a confidential nature that is necessary or required or otherwise used for or in  connection  with the  conduct  or  operation  of the
                        Company's   business   have  entered  into   appropriate
                        non-disclosure agreements with the Company;

                        (vi) to the Seller's knowledge, the Company has not disposed of or permitted to lapse any rights to the use of any material Company Intellectual Property;

                        (vii) no person (except for employees of the Company whose rights are limited to those which are for the benefit of the Company) has any current, conditional or contingent right to have available to it any material Company Intellectual Property (including, without limitation, source codes in respect of software) which is generally not available to the public and/or which is or ought reasonably to be considered confidential or proprietary information; and

                        (viii) the Company currently possesses all licenses and sublicenses required to operate the business of the material Company and is not in default under any such licenses and sublicenses.

                 (d) No material payments, including maintenance fees, filings or registrations are required to be made so as to maintain the Intellectual Property in full force and effect, except those payments made in the ordinary course of Purchaser's business pursuant to agreements which are in full force and effect.

                 (e) Notwithstanding any language in this Section 4.20 to the contrary, the Seller shall not be in breach of this Section 4.20 by virtue of any statement herein if (i) the Seller does not have knowledge of the inaccuracy of such statement, and (ii) the inaccuracy did not result in a failure to disclose a material adverse effect on the business, financial condition, results of operations or properties of the Company.

            4.21 Major Customers and Suppliers;  Supplies. Set forth on Schedule
4.21 is a list of the Company's significant customers during the period from January 1, 1996 to the Closing Date of the Company and all non employee suppliers of significant goods or services to the Company for the year ended December 31, 1996. Except as indicated on Schedule 4.21, to the best of Seller's knowledge, no facts, circumstances or conditions exist which create a reasonable basis for believing that the Company will be unable to continue to procure the supplies and services necessary to conduct its business on terms and conditions materially as favorable to the Company as the terms and conditions pursuant to which such supplies and services are currently procured. There has not been any material adverse change in the relations of the Company or any controversies with its material customers, suppliers, contractors, licensors and lessors as a result of the announcement or consummation of the transactions contemplated by this Agreement, and the Seller has no knowledge that any of the Company's major customers or suppliers is contemplating terminating its relationship with the Company.

            4.22 Related Parties. To the Seller's knowledge, except as set forth on Schedule 4.22, neither the Seller nor, to the best of Seller's knowledge, any other officer or director of the Company nor any Affiliate of the foregoing (individually a "Related Party" and collectively the "Related Parties"): (a) owns, directly or indirectly, any interest in any material competitor, supplier or customer of the Company; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property but excluding personal property identified on Schedule 4.16) which is utilized in the operation of the business of the Company; or (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Company, except for employment, consulting or other personal service agreements that may be in effect and which are listed on
Schedule 4.26A hereto. Since December 31, 1996, the Company has not made any payments or incurred any liabilities to any

Related Party (including without limitation dividends, distributions or bonuses to the Seller) except for compensation at rates not exceeding the rates set forth on Schedule 4.24.

            4.23 List of Accounts. Set forth on Schedule 4.23 is: (a) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Company's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; and (d) the signatories to each such account.

            4.24 Personnel. Schedule 4.24 contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, consultants (other than National Capital Companies, LLC) and employees of the Company (including compensation paid or payable by the Company under the Company Plans) and a list of all material written employee policies, employee manuals or other material written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been made available to the Purchaser.


            4.25  Labor Relations.

                 (a) The Company is not a party to, otherwise bound by or overtly threatened with any labor or collective bargaining agreement. Without limiting the generality of Section 4.6, except as identified on Schedule 4.25:
(i) no unfair labor practice complaints have been filed against the Company with any governmental or regulatory agency, of which either the Seller or the Company has received written notice; (ii) the Company has not received any written notice or communication reflecting an intention or threat to file any such complaint; (iii) no Person has made any claim or to the best knowledge of the Seller threatened any claim against the Company under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices; and (iv) no claim is pending or to the best knowledge of the Seller threatened against the Company in connection with the United States Wage and Hour Law, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar law.

                 (b) To the best of the Seller's knowledge, no employee, consultant or agent of the Company is in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Company or any other party.

                 (c) Each employee or consultant of the Company with permitted access to confidential or proprietary information of the Company has executed an agreement obligating such employee or consultant to hold confidential the Company's proprietary information.

                 (d) The Company is not aware that any officer or key employee intends to terminate employment with the Company.

            4.26  Employment Agreements and Employee Benefit Plans.

                 (a) Employment Agreements. Except as set forth on Schedule 4.26A, or as set forth in the Company's articles of incorporation or bylaws, there are no employment, consulting, severance or indemnification arrangements, or agreements between the Company and any officer, director, consultant or employee ("Employment Agreements"). The Company has previously delivered or made available to the Purchaser true and complete copies of all of the Employment Agreements.

                 (b) Employee Benefit Plans. For purposes of this Agreement, "Company Plans" shall mean pension, retirement, stock purchase, stock bonus,

stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or other employee benefit plan, policy, agreement, arrangement or practice currently or previously maintained or contributed to by the Company for any of its directors, officers, consultants, employees or former employees. Except for the "Company Plans" set forth on Schedule 4.26B, the Company has no material Company Plans. Except as set forth on Schedule 4.26B, or as set forth in the Company's articles of incorporation or bylaws, there are no employment, consulting, severance or indemnification arrangements, or agreements between the Company and any officer, director, consultant or employee ("Employment Agreements"). The Company has previously made available to the Purchaser: (i) a true and complete copy of all of the material Company Plans (or, if oral, an accurate written summary thereof); (ii) if available, a current summary plan description (plus summaries of any subsequent material modifications thereto) for each material Company Plan; (iii) the latest IRS determination letter obtained with respect to any Company Plan qualified under Section 401 of the Code; and (iv) the Form 5500 for the last two (2) plan years for each Company Plan required to file such form except as set forth on Schedule 4.8. Except as set forth on Schedule 4.26B, none of the Company Plans are subject to ERISA and except as set forth on Schedule 4.26B, the Company has not established, maintained, made or been required to make any contributions to, or terminated, and has no liability with respect to, any "employee benefit plan" within the meaning of ERISA. Except as indicated on Schedule 4.26B or Schedule 4.8, the Company has not incurred any liability to the PBGC other than the requirement to pay premiums to the PBGC. The Company has paid all amounts required under applicable law and any Company Plan to be paid as a contribution to any Company Plan through the date hereof. The Company has set aside adequate reserves to meet contributions which are not yet due under any Company Plan. Neither the Seller, the Company or to the Seller's knowledge any other person has engaged in any transaction with respect to any Company Plan which would subject the Company to any material tax, penalty or liability for prohibited transactions. Except for the Gardner Employment Agreement or the Sides Employment Agreement, no Company Plan provides post-employment medical, health, or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law.

            4.27 Tax Matters. The Company has previously delivered or made available to the Purchaser true, correct and complete copies of each of the federal, state and local income tax returns filed by the Company for 1993 through 1995. All tax returns and tax reports required to be filed with respect to the business and assets of the Company have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and reflect accurately all liability for taxes of the Company for the periods to which such returns relate in all material respects, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Company or relating to or chargeable against any of its assets, revenues or income through December 31, 1996 were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1996 Financial Statements and the Company is current with all such payments through the Closing Date. No taxation authority has sought to audit the records of the Company for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority. No claims or deficiencies have been asserted against the Company with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the December 31, 1996 Financial Statements, and the Seller and the Company have no reasonable basis to believe that such claims will be made. The Company has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

            4.28  Material Agreements.

                 (a) Schedule 4.28 sets forth a brief description of all material executory written contracts or agreements relating to the Company (excluding contracts where the sole remaining obligation of the parties is a confidentiality obligation), not otherwise disclosed in the Schedules to this Agreement (which are hereby incorporated by reference into Schedule 4.28 and made a part thereof), including without limitation any: (i) executory contract including a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related executory contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Five Thousand Dollars ($5,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by the Company; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operations or business of the Company (collectively, and together with the Lease, the Employment Agreements, the Company Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements"). The Company has previously furnished or made available to the Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.28.

                 (b) Except as set forth on Schedule 4.28, none of the Material Agreements were entered into outside the ordinary course of business of the Company.

                 (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Company and, to the best of the Seller's knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Company nor the Seller has received written notice of default by the Company under any of the Material Agreements and, to the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. To the Seller's knowledge, none of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Neither the Company nor the Seller has received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, (nor are any of them aware of any facts or circumstances which are reasonably likely to lead to any such cancellation, revocation or termination).

                 (d) Except as otherwise indicated on Schedule 4.28, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof is consistent with the consummation of the transactions contemplated by this Agreement.

            4.29 Guaranties. Except as set forth on Schedule 4.29, the Company is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of the Company.

            4.30 Products. Except as set forth on Schedule 4.30, there exists no set of facts to the best of Seller's knowledge which could furnish a reasonable basis for the recall, withdrawal or suspension of any title or product distributed or sold by the Company (a "Product").

            4.31 Environmental Matters. The Company is in compliance in all material respects with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of Hazardous Substances utilized by Company in its business (collectively, the "Environmental Laws"). For purposes of this Agreement, "Hazardous Substances" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law. Except as described on Schedule 4.31, neither the Seller nor the Company has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the best of Seller's knowledge, threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and to Seller's knowledge, there is no reasonable basis for the institution of any such proceeding, suit or investigation.

            4.32 Insolvency. The Company is able to pay its debts as they mature and the transfer of the Shares by the Seller to the Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud against any creditor under applicable federal or state insolvency law.

            4.33  Investment Representations.

                 (a) The Seller is an "accredited investor" as such term is defined in Rule 501 of Regulation D as promulgated under the Securities Act.

                 (b) The Seller understands and acknowledges that neither the Purchaser Shares nor the Convertible Note has been registered under the Securities Act. The Seller hereby represents and warrants to the Purchaser that:
(i) the Purchaser Shares and the Convertible Note are being acquired only for investment for the Seller's own account, and not as a nominee or agent and not with a view to the resale or distribution thereof, and the Seller has no present intention of selling, granting any participation in or otherwise distributing any interest therein within the meaning of the Securities Act, (ii) except as contemplated by the Registration Rights Agreement, the Sides Employment Agreement and the Escrow Agreement, the Seller does not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participation to such Person or any third Person, with respect to any of the Purchaser Shares or any interest in the Convertible Note, and (iii) the Seller has had an opportunity to seek outside advice with respect to the terms and conditions of this Agreement and his investment in the Purchaser Shares and the Convertible Note.

                 (c) Risk of Investment; Resale. The Seller acknowledges that he can bear the economic risk of his investment in the Purchaser Shares and the Convertible Note for an indefinite period of time and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein. The Seller understands that the Purchaser Shares and the Convertible Note are characterized as "restricted securities" under federal securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Purchaser Shares and the Convertible Note may not be resold without registration or an exemption from registration under the Securities Act. The Seller represents that he is generally familiar with and generally understands the existing resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder.

                 (d) Legending of Certificates. The Seller understands and agrees that the certificates evidencing the Purchaser Shares will bear an appropriate legend evidencing the restricted nature of the Purchaser Shares and indicating that no transfer of any of the Purchaser Shares may be made unless such Purchaser Shares are registered under the Securities Act or an exemption from such registration is available, and that the Purchaser will instruct its transfer agents not to transfer any such Purchaser Shares unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below:

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
            SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT."


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

            5.1 Survival of Representations and Warranties; Effect of Representations and Warranties. The representations and warranties of the Purchaser and of the Seller set forth in this Agreement shall survive the Closing Date to the extent provided in Section 5.3(d) hereof. The representations, warranties and covenants set forth herein are the sole and exclusive representations, warranties and covenants made by the parties.

            5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.


            5.3  Indemnification.

                 (a) By the Seller. Subject to Section 5.3(d) hereof, the Seller agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any material breach or violation of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any agreements referred to herein and delivered at or prior to the Closing; (ii) any and all claims arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation relating to the conduct of Company's business prior to the Closing Date, without regard to whether such claim exists on the Closing Date or arises at any time thereafter; (iii) notwithstanding any disclosure contained in this Agreement or the Schedules hereto, any matters disclosed on Schedule 4.8; and
(iv) any and all third party actions, suits, proceedings, demands, assessments or judgments incidental to any of the foregoing.

                 (b) By the Purchaser. Subject to Section 5.3(d) hereof, the Purchaser agrees to indemnify and hold harmless the Seller from, against and in respect of, any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any and all claims arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation relating to the conduct of the Company's business arising or occurring on or after the Closing Date; and (iii) any and all third party actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                 (c) Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

            An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement promptly after the receipt of any written claim from any such third party, and not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will waive any rights of the Indemnified Party only to the extent the rights of the Indemnifying Party are materially prejudiced.

            The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief and no settlement which might otherwise have a material adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party. If the Indemnifying Party does not make such election, or having made such election does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

            The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

            With regard to claims of third parties for which  indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                 (d)  Indemnity  Limitations.  Notwithstanding  anything  to the contrary herein, (i) no claim for indemnification for violation of any representation or warranty may be asserted after the second anniversary of the Closing Date; (ii) no party shall have any claim against the other unless and until all damages incurred by such party are in excess of $200,000, in which case such claim shall be for the full amount of such damages; and (iii) the maximum liability of each Indemnifying Party shall be $1,900,000. None of the limitations of this Section 5.3(d) shall apply with respect to (i) any action based upon intentional or fraudulent actions or misrepresentations of any party; or (ii) any action or claim for indemnity in excess of $500 described in Section 5.3(a)(iii) of this Agreement. Notwithstanding anything to the contrary contained herein, the amount of any liability of the Indemnifying Party (the "Liabilities") for which indemnification is due pursuant to this Section 5.3 shall be reduced by the amount of any (i) reduction in federal or state income taxes realized by the Indemnified Party attributable to such Liabilities; (ii) net insurance proceeds received by the Indemnified Party in connection therewith (by virtue of subrogation or otherwise); and (iii) payments received by the Indemnified Party from third parties by virtue of indemnitee or subrogation payments; provided that if any such amounts are received by the
Indemnified Party after the Indemnified Party has been fully indemnified for such Liabilities, then such party shall promptly account for and pay such amounts to the Indemnifying Party, up to the amount theretofore paid to such party by the Indemnifying Party as indemnification in respect of such Liabilities.

                 (e) The amount of the Liabilities for which indemnification is determined to be due pursuant to this Section 5.3 from the Seller to the Purchaser, shall be tendered by the Seller to the Purchaser: (i) through a reduction of a portion of the principal balance of the Convertible Note; (ii) by returning the Purchaser Shares; (iii) in cash; and (iv) through any other mechanism acceptable to the Purchaser. Notwithstanding anything to the contrary above, the Seller may only satisfy his indemnity obligations hereunder with

Purchaser Shares to the extent that the dollar value of such Purchaser Shares does not exceed fifty (50%) percent of the total amount of the Liabilities. For purposes of determining the value of the Purchaser Shares returned to the Purchaser pursuant to this Section 5.3, Purchaser Shares shall be deemed to have a value equal to the greater of: (i) fifty (50%) percent of the average of the closing NASDAQ bid and asked quotations for Purchaser Common Stock during the 30 day period immediately preceding (but not including) the Closing Date; or (ii) seventy (70%) percent of the average of the closing NASDAQ bid and asked quotations for Purchaser Common Stock during the 30 day period immediately preceding (but not including) the earlier of the date of (a) the determination by a court of competent jurisdiction and/or arbitration tribunal that such Liabilities are due or (b) the settlement of the claim.

            5.4 General Release. As additional consideration for the purchase and sale of the Shares pursuant to this Agreement, the Seller hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, the Company and its officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown ("Claims"), relating to the Company which ever existed, now exist, or may hereafter exist (but excluding any claims that the Seller may have against the Company based upon (i) the failure of the Company to pay salary or benefits due to him after the Closing Date or (ii) the failure of the Company after the Closing Date to fulfill any obligation to indemnify the Seller as employee, officer or director of the Company), by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of the Company to the Seller as of the Closing Date. The Seller expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Seller. In addition, the Company hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, the Seller from any and all Claims relating to the Seller which ever existed, now exist or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date (provided, however, that the foregoing shall in no way diminish any liability of the Seller to the Purchaser for the breach of any representation or warranty contained in this Agreement).


                                  ARTICLE VI

                   CLOSING; DELIVERIES; CONDITIONS PRECEDENT


            6.1 Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, immediately upon execution of this Agreement, or on such other date and at such other place as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing (including this Agreement) shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

            (a) At Closing, the Seller shall deliver the following documents to the Purchaser, duly executed:

                        (i) the certificates representing the Shares, together with stock powers duly executed in blank;

                        (ii) evidence that the only directors of the Company are the Seller, Byron Preiss and James Dellomo and the officers are the Seller, Sides, Byron Preiss and James Dellomo effective upon Closing;

                        (iii) the minute books of the Company, including its corporate seals, unissued stock certificates, stock registers, Certificate of Incorporation, bylaws and corporate minutes;

                        (iv) a certificate of the Secretary of State of the State of New Jersey, as of a recent date, as to the good standing of the Company and certifying its Certificate of Incorporation;

                        (v) any written consent (on terms satisfactory to the Purchaser) that is required under the terms of the Lease for consummation of the transactions contemplated hereby;

                        (vi)  the  written  consent  of any  party to any of the
Material   Agreements   whose  consent  is  required  for  consummation  of  the
transactions contemplated hereby;

                        (vii) the Gardner Employment Agreement;

                        (viii) a certificate, dated the Closing Date, of the Secretary of Company, setting forth the authorizing resolutions adopted by Company's Board of Directors with respect to the transactions contemplated hereby;


                        (ix) the Schedules to this Agreement, which shall have been delivered to the Purchaser in accordance with Section 8.2 hereof;

                        (x) the Escrow Agreement;

                        (xi) the Pledge Agreement;

                        (xii) an opinion letter from the Seller's counsel, Ballard Spahr Andrews & Ingersoll, addressed to the Purchaser and in form and substance reasonably acceptable to the Purchaser, which opinion may rely upon the opinion of Stephen Bosch, Esq. with respect to matters with respect to which Mr. Bosch has provided legal services to the Company and/or the Seller;

                        (xiii) the Registration Rights Agreement;

                        (xiv) evidence that the Company has obtained the Key Man Insurance on the Seller's life, which policy will be effective at Closing;

                        (xv) the Sides Employment Agreement; and

                        (xvi) such other documents and instruments as the Purchaser may reasonably request.

            (b) At Closing, the Purchaser shall deliver the following documents and instruments, duly executed, and the following funds to the Seller and/or the Escrow Agent:

                        (i) a wire  transfer of funds to accounts  designated by
the Seller, in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) and a wire transfer to the Escrow Agent of an additional One Hundred Thousand Dollars ($100,000.00);

                        (ii) the Convertible Note;

                        (iii)  the   certificates   representing  the  Purchaser
Shares;

                        (iv) the Registration Rights Agreement;

                        (v) the Gardner Employment Agreement;

                        (vi) a certificate of the Secretary of State of the State of New York, as of a recent date, as to the good standing of the Purchaser and certifying its Certificate of Incorporation;

                        (vii) a certificate, dated the Closing Date, of the Secretary of the Purchaser, setting forth the authorizing resolutions adopted by the Purchaser's Board of Directors with respect to the transactions contemplated hereby;

                        (viii) the Pledge Agreement;

                        (ix) the Escrow Agreement;

                        (x) an Opinion Letter from the Purchaser's counsel, Kane Kessler, P.C., addressed to the Seller, in form and substance reasonably acceptable to the Seller;

                        (xi) the financing statements on Form UCC-1 required in connection with the Pledge Agreement; and

                        (xii) such other documents and instruments as the Seller may reasonably request.

            6.2 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within his or its power to cause to be fulfilled those of the conditions precedent to his or its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon his or its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.


                                  ARTICLE VII

                                   COVENANTS

            7.1 Non-Competition. (a) The Seller agrees that, during the Term (as defined in the Gardner Employment Agreement) and for a period of one (1) year after the termination of the Seller's employment with the Company, the Seller shall not, in the United States or any other geographic area where the Company does business, alone or in association with others: (i) engage, directly or indirectly, in the development, manufacture, packaging, distribution and/or sale of educational software products and/or computer-based training, tutorial and testing programs (the "Competitive Activities"); (ii) have any interest in or be employed by (or act as a consultant to) any company which is primarily engaged in Competitive Activities; and/or (iii) be employed in (or act as a consultant to) any division of a company if such division is engaged in Competitive Activities. Notwithstanding the foregoing, ownership of any amount of the securities of the Purchaser, the Company, any company controlled by the Purchaser and/or the Company or any successors thereof (each, a "Protected Company") or the ownership of 5% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange (including the NASDAQ Stock Market) or traded on the NASDAQ Small- Cap Market shall not be deemed to constitute a breach of this Section 7.1.

                 (b) During the same period, the Seller shall not, and shall use his best efforts not to allow any person under his actual control (including employees and agents of the Company or any affiliated company under his actual control) to, directly or indirectly, on behalf of himself or any other person:
(i) accept Competitive Activity business from or solicit Competitive Activity business of any person who is, or who had been at any time during the preceding one (1) year, a customer of any Protected Company, or otherwise divert or attempt to divert any Competitive Activity business from a Protected Company;
(ii) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, a Protected Company to terminate his or her employment or other relationship with such Protected Company or hire any person who has left the employ of any Protected Company during the preceding one (1) year; or (iii) use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or confusingly similar to those used at any time by a Protected Company in connection with any product or service.

                 (c) The restrictions set forth in this Section 7.1 are considered by the parties to be fair and reasonable. The Seller acknowledges that the restrictions contained in this Section 7.1 will not prevent him from earning a livelihood. The Seller further acknowledges that the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of this Section 7.1. Accordingly, the Seller agrees that, in addition to any other remedies available to the Purchaser, the Purchaser shall be entitled to specific performance, injunction and other equitable relief to secure the enforcement of these provisions, and the party seeking such relief shall not be required to post bond as a condition thereto. If any provisions of this Section 7.1 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section
7.1 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                 (d) This Section 7.1 shall forever terminate and be of no further force and effect in the event that (i) the Purchaser acknowledges in writing or an arbitration panel under the Gardner Employment Agreement finally determines that the Company has terminated the Seller's employment without Cause (as defined in Paragraph 9(c) of the Gardner Employment Agreement), the Seller

has terminated his employment for Good Reason (as defined in Paragraph

9(d) of the Gardner Employment Agreement) or the Gardner Employment Agreement has terminated at its Term after the Company did not offer in writing, at least three (3) months prior to the end of the Term, to extend the Agreement for a one
(1) year period on terms (including base salary, incentive compensation and benefits) at least as favorable as the terms prevailing at the end of the Term; and (ii) the Company fails to pay the Seller, within fifteen (15) days after such acknowledgement or determination, all amounts due under the Gardner Employment Agreement, which failure continues more than thirty (30) days after written notice thereof. This Section 7.1 shall also forever terminate and be of no further force and effect upon an Event of Default under Section 8(a) of the Convertible Note.

                 (e) It is expressly acknowledged and agreed that, immediately upon the termination or lapse of the limitations set forth in Section 7.1(a) hereof (whether pursuant to Section 7.1(d) hereof or otherwise), the Seller shall not be subject to any prohibition against engaging in Competitive Activities (or activities related to Competitive Activities), whether under this Agreement, common law or otherwise.

            7.2 Preparation of Company Tax Returns Through Date of Closing. The Company shall file final income tax returns as an S corporation for the period from January 1, 1997 through the Closing Date. The Company's federal and state income tax returns for 1996 and the 1997 period ending on the Closing Date shall be prepared by Leone under the Seller's direction in a manner similar to previous tax returns.

            7.3 Stockholder's Equity and Working Capital. As of February 28, 1997, the Company had (a) Stockholder's Equity (as such term is defined in the Pledge Agreement) of not less than $320,000, (B) Working Capital (as such term is defined in the Pledge Agreement) of not less than $205,000, and (C) a cash balance of not less than $115,000. From the period commencing February 28, 1997 through and including the Closing Date, the Seller has caused the Company to be operated in the ordinary and usual course consistent with past practices and has not distributed any cash or property to the Seller (other than salary) or taken any action which would materially effect the amount of such Stockholder's Equity, Working Capital and the cash balance, as of February 28, 1997.

                                 ARTICLE VIII

                                 MISCELLANEOUS

            8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt or rejection thereof, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to the Purchaser shall also be sent to (i) Kane Kessler, P.C. - 26th Floor, 1350 Avenue of the America, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Facsimile No. (212) 245-3009.

A copy of any notices delivered to the Seller shall also be sent to Ballard Spahr Andrews & Ingersoll, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103-7599, Attention: Jeremy T. Rosenblum, Esq., Facsimile No.
(215) 864-8999.

            8.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements (including, but not limited to, the Letter of Intent and the Confidentiality Agreement dated August 13, 1996), if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided herein. All exhibits and schedules referenced in this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

            8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

            8.4 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or the knowledge of any party hereto, such party acknowledges and confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

            8.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party.

            8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party (in the case of the Purchaser by its

President, any Vice President or any other person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf). No waiver by any party hereto, whether express or implied, of such party's rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

            8.7 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person, including Sides, other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

            8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

            8.9 Expenses. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith. However, the cost of the audit of the Company undertaken at the Purchaser's behest in connection with this transaction shall be borne by the Purchaser and shall not be treated as a liability of the Company.

            8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

            8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            8.12 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

            8.13 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

            8.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

            8.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

            8.16 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein have been negotiated by both parties hereto and their respective legal counsel and that both parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

            8.17 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

            8.18 Publicity; Public Company. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. The Seller acknowledges that the Purchaser is a publicly held company and as such is subject to certain federal and state securities laws concerning the trading of its securities. The Seller and the Purchaser shall not, and they shall cause their respective affiliates not to, issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, which approval will not be unreasonably withheld, except that any party may issue press releases or make public statements as they may reasonably believe to be required by law, in which event prior reasonable notice will be given to the other party.


            8.19 Terms in Context. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

            8.20 Arbitration. Any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or asserted breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled by submission to final, binding and non-appealable arbitration ("Arbitration") for determination, without any right by any party to a trial de novo in a court of competent jurisdiction or a jury verdict. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures, including those for Disclosure and Challenge, shall be conducted in accordance with the Commercial Arbitration Rules (the "Commercial Rules") of the American Arbitration Association (the "Association"), as supplemented by the procedures set forth in Exhibit "A" hereto.

            8.21 Line of Credit. Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge and agree as follows:

                 (a) As set forth in Schedule 4.5, the Company is currently party to a line of credit provided by Commerce Bank, N.A. (the "Line of Credit"). The Line of Credit
is secured by (i) a first lien on all furniture, fixtures, accounts receivable, equipment, merchandise, inventory, machinery, supplies and leasehold improvements now owned and/or hereafter acquired by the Company; and (ii) a personal guaranty of the Seller and the Seller's wife, Tracy M. Gardner (the "Personal Guaranty").

                 (b) The Seller hereby represents and warrants to the Purchaser that there is no balance outstanding under the Line of Credit. After the Closing Date, the Purchaser shall not cause or allow the Company to borrow any amount under the Line of Credit without the Seller's prior written consent.

                 (c) It is not anticipated that the Company shall make any further borrowings under the Line of Credit so long as the Personal Guaranty remains in force. The parties hereto shall cooperate with each other in either eliminating the Personal Guaranty or terminating the Line of Credit, at Purchaser's option.

            IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                       Purchaser:

                                       BYRON PREISS MULTIMEDIA
                                       COMPANY, INC.

                                       By:   /s/ Byron Preiss
                                          --------------------------------------
                                          Name:  Byron Preiss
                                          Title: Chief Executive Officer
                                                 and President


                                       By:    /s/ James R. Dellomo
                                          --------------------------------------
                                          Name:   James R. Dellomo
                                          Title:  Chief Financial Officer
                                                  and Secretary

                                       Address: 24 West 25th Street
                                                   New York, NY 10010

                                       Facsimile No. (212) 627-2788

                                       Seller:

                                       /s/ Andrew K. Gardner
                                       -----------------------------------------
                                       Andrew K. Gardner

                                       Address: 10 Foster Avenue
                                                Suite A2
                                                Gibbsboro, NJ  08026

                                       Facsimile No. (609) 783-6445

                                  EXHIBIT "A"

                            Arbitration Procedures


            1. Any party seeking arbitration of any issues arising under or in connection with this Agreement shall give notice of a demand to arbitrate (the "Demand") to the other party and to the American Arbitration Association (the "Association"). The Demand shall: (i) specify the issues to be determined; (ii) include a copy of this arbitration provision; and (iii) designate an arbitrator who shall have no prior or existing personal or financial relationship with the designating party.

            2. Within 45 days after receipt of the Demand, the other party shall give notice (the "Response") to the party that demanded arbitration and to the Association. The Response shall: (i) specify any additional issues to be arbitrated; (ii) respond to the issues raised by the party that sent the Demand; and (iii) designate a second arbitrator who shall have no prior or existing personal or financial relationship with the designating party.

            3. If a Response designating a second arbitrator is not received within the above-mentioned 45 day period, the Association shall immediately designate the second arbitrator.

            4. The two arbitrators designated pursuant to the foregoing provisions shall designate a third arbitrator within ten (10) days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten (10) day period allocated, the Association shall designate the third arbitrator.

            5. The arbitration panel as designated above shall proceed with the Arbitration by giving notice to all parties of its proceedings and hearings in accordance with the Association's applicable procedures. Within 20 days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties shall be held for the purpose of establishing a plan for administration of the Arbitration, including: (i) the definition of the issues; (ii) the scope, timing and type of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties and/or depositions; (iii) the exchange of documents and the filing of detailed statements of claims and prehearing memoranda; (iii) the schedule and place of hearings; and (iv) any other matters that may promote the efficient, expeditious and cost-effective conduct of the proceeding. The arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement and the substantive law specified by the Agreement. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the parties, and shall issue a written decision explaining the basis for the decision and award.

            6. The parties agree that the arbitrators shall have no power to alter or modify any express provision of the Agreement or to render any award which, by its terms, effects any such alteration or modification.

            7.  Upon  written  demand to any  party to the  Arbitration  for the production of documents and things (including computer discs and data) reasonably related to the issues being arbitrated, the party upon which such demand is made shall promptly produce, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if made more than ninety (90) days after the receipt of the Response.

            8. The arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that could be granted by a court with jurisdiction over the issues being arbitrated and such other relief as may be available under the Commercial Rules of the Association but shall have no power to award punitive damages. Any award of the arbitrators shall include pre-award and post-award interest at a rate or rates considered just under the circumstances by the arbitrators. The decision of the arbitrators shall be final and shall constitute an "award" within the meaning of the Commercial Rules. Judgment upon the arbitration award may be entered in any court with jurisdiction as if it were a judgment of that court.

            9. Notwithstanding any other provision hereof to the contrary, the arbitrators shall have the power to assess to either party or to apportion between the parties any and all fees and expenses incurred in connection with the arbitration, including, without limitation, reasonable attorney's fees.

            10. Notwithstanding any other provision hereof to the contrary, the parties specifically reserve the right to seek in court a temporary restraining order, preliminary injunction or similar non-permanent decree, but hereby grant the arbitration tribunal the right to make a final determination of the parties' rights and to dissolve, modify or render permanent andy such judicial order, injunction or decree.

            11. Notwithstanding any other provision hereof to the contrary, the parties may modify any arbitration provision by mutual consent.